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Contact: Mary Coleman Savient Pharmaceuticals, Inc. information@savient.com (732) 418-9300

Kelly Sullivan / Jennifer Friedman Joele Frank, Wilkinson Brimmer Katcher ksullivan@joelefrank.com / jfriedman@joelefrank.com (212) 355-4449

SAVIENT PHARMACEUTICALS RECEIVES J-CODE FOR KRYSTEXXA(R)

KRYSTEXXA is the first and only FDA approved treatment for RCG

EAST BRUNSWICK, N.J. - November 3, 2011, - Savient Pharmaceuticals, Inc. (Nasdaq: SVNT) today announced that the Centers for Medicare and Medicaid Services (CMS) has assigned a product-specific billing code, or J-code, for KRYSTEXXA(R) (pegloticase), which is used for the treatment of chronic gout in adult patients refractory to conventional therapy. The new J-code, J2507, becomes effective on January

1, 2012.

“This is an important milestone for Savient, and we are very pleased that CMS has issued a J-code for KRYSTEXXA,” said John H. Johnson, Chief Executive Officer and President of Savient Pharmaceuticals. “While it may take three to six months from its effective date for the J-code to be loaded into the entire payer system, the J-code should enable more rapid reimbursement for providers. The J-code should facilitate reimbursement for providers who treat patients suffering from the severe and debilitating disease of refractory chronic gout and who rely on Medicare and Medicaid.”

ABOUT KRYSTEXXA(R)

KRYSTEXXA(R) (pegloticase) is a PEGylated uric acid specific enzyme for administration by intravenous infusion for the treatment of refractory chronic gout (RCG) in adult patients. KRYSTEXXA became commercially available in the U.S. by prescription on December 1, 2010, and is the only U.S. Food and Drug Administration approved product specifically indicated for the treatment of RCG. KRYSTEXXA is not recommended for the treatment of asymptomatic hyperuricemia. For more information about KRYSTEXXA, please visit: http://www.krystexxa.com/.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company focused on developing and commercializing KRYSTEXXA(R) (pegloticase) for the treatment of chronic gout in adult patients refractory to conventional therapy. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA and its uses from Duke University (“Duke”) and Mountain View Pharmaceuticals, Inc. (“MVP”).Duke developed the recombinant uricase enzyme and MVP developed the PEGylation technology used in the manufacture of KRYSTEXXA. MVP and Duke have been granted U.S. and foreign patents disclosing and claiming the licensed technology and, in addition, Savient owns or co-owns U.S. and foreign patents and patent applications, which collectively form a broad portfolio of patents covering the composition, manufacture and methods of use and administration of KRYSTEXXA. Savient also manufactures and supplies Oxandrin(R) (oxandrolone tablets, USP) CIII in the U.S. For more information, please visit the Company’s website at www.savient.com.

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the safety and efficacy of KRYSTEXXA(R), status of our KRYSTEXXA(R) marketing efforts and additional plans related thereto, market demand and reimbursement for KRYSTEXXA, our view of the refractory chronic gout (RCG) market size, and our market expansion plans including our MAA filing before the EMA are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, our ability to commercialize KRYSTEXXA(R); the risk that the market for KRYSTEXXA is smaller than we have anticipated; our ability to retain the personnel; our reliance on third parties to manufacture KRYSTEXXA; competition from existing therapies and therapies that are currently under development, including therapies that are significantly less expensive than KRYSTEXXA; our ability to gain market acceptance for KRYSTEXXA among physicians, patients, health care payers and others in the medical community; whether we are able to obtain financing, if needed; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements, which speak only as of the date of publication of this press release. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements